UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2014

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10863 Rockley Road Houston, TX	77099
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 934-1825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2014, Terence Novak was appointed to serve as the Company’s Chief Operating Officer.

Mr. Novak, 57, most recently served as President of Norwich Pharma Services since January 2011 where he established the company as a leader in the contract development and manufacturing industry focused on specialty pharmaceutical companies. Mr. Novak brings over 30 years of pharmaceutical industry experience, including 20 years in executive leadership in business development, sales, marketing and operations. During that time, he led the creation of over 75 sales forces and sales operations teams and managed multiple product launches. Prior to Norwich, Mr. Novak served as President and CEO of FrontLine Pharmaceuticals from January 2010 to January 2011 and prior to that, he served as President of North America and Chief Commercial Officer at Patheon, Inc. from February 2008 to December 2009 where he was responsible for operations and global sales and marketing. Prior industry leadership positions include President of DSM Pharmaceuticals, Vice President at Cytogen, Executive Vice President at Algos Pharmaceuticals, and Vice President at Innovex, a division of Quintiles, and various sales and marketing positions at Bristol-Myers Squibb. Mr. Novak has also served on various industry advisory boards as well as on the board of directors at both Frontline Pharmaceuticals and Curaxis Pharmaceuticals.

In connection with his appointment as Chief Operating Officer, the Company entered into an employment offer letter with Mr. Novak (the “Employment Letter”). Pursuant to the terms of the Employment Letter, Mr. Novak will receive an annual base salary of $425,000. Mr. Novak is also eligible to participate in the Company’s employee benefit plans in a manner consistent with other executives of the Company.

In addition, pursuant to the terms of the Employment Letter, the compensation committee of the Board granted Mr. Novak 500,000 shares of restricted stock (the “Stock Award”) under the Company’s 2009 Stock Incentive Plan.  The Stock Award vests in four annual installments of 125,000 shares, with the first vesting to occur on the first anniversary of the date of grant and the final installment vesting on the fourth anniversary of the date of grant.

Under the Employment Letter, in the event Mr. Novak’s employment is terminated without cause or he resigns for good reason as defined in the Employment Letter, he shall be entitled to (i) payment of his annual base salary at the rate in effect at termination for a period of one year, (ii) health insurance coverage for one year and (iii) vesting of the unvested portion of his Stock Award.

The foregoing summary of the Employment Letter is qualified in its entirety by reference to the agreement which is filed in this Current Report on Form 8-K as Exhibit 10.1.  On March 10, 2014, the Company issued a press release regarding the appointment of Mr. Novak, which is filed in this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Employment Offer Letter between the Company and Terence Novak dated March 9, 2014

99.1	Press Release of Pernix Therapeutics Holdings, Inc. dated March 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Dated: March 11, 2014	By:	/s/ Tracy S. Clifford
Tracy S. Clifford
Principal Financial and Accounting Officer